UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2013 (May 16, 2013)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
As disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013 (the “Prior Filing”), Magellan Petroleum Corporation (the “Company”) entered into a Series A Convertible Preferred Stock Purchase Agreement (the "Series A Purchase Agreement") with One Stone Holdings II LP, an affiliate of One Stone Energy Partners LP (collectively, "One Stone") on May 10, 2013. The closing of the transaction contemplated by the Series A Purchase Agreement (the “Closing”) occurred on May 17, 2013. Pursuant to the terms of the Series A Purchase Agreement, the Company entered into a Registration Rights Agreement with One Stone effective simultaneously with the Closing. The terms of the Series A Purchase Agreement, the Registration Rights Agreement, and the Certificate of Designations governing the preferred stock issued to One Stone pursuant to the terms of the Series A Purchase Agreement (collectively, the “Transaction Documents”) are summarized in the Prior Filing, and such summary is incorporated by reference herein, as are the full terms of such documents, which were attached as exhibits to the Prior Filing.

Item 3.02    Unregistered Sales of Equity Securities.
The information under Item 1.01 of this report and in the Prior Filing is incorporated by reference into this Item 3.02.

Item 3.03    Material Modification to Rights of Security Holders.
The information under Item 1.01 of this report and in the Prior Filing is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 16, 2013, Robert Mollah resigned from the Company’s Board of Directors. Mr. Mollah will continue serving as a director of the Company’s subsidiary Magellan Petroleum Australia Pty Ltd. and will act as an observer at meetings of the Company’s Board of Directors.
Effective simultaneously with the Closing, One Stone designees Robert Israel and Vadim Gluzman (i) were appointed to the Company’s Board of Directors pursuant to the terms of the Transaction Documents and (ii) entered into indemnification agreements with the Company on the same terms as those contained in the Company’s indemnification agreements with its other directors. Messrs. Israel and Mr. Gluzman serve as the managing members of One Stone.
Prior to joining One Stone, Mr. Israel was a partner at Compass Advisers LLP. Prior to joining Compass in 2000, he was the head of the energy department of Schroder & Co., Inc. from 1991 to 2000. Mr. Israel holds an M.B.A. from Harvard Business School and a B.A. from Middlebury College. He is currently on the board of W&T Offshore Inc. (NYSE: WTI) and several private energy-related companies.
Prior to joining One Stone, Mr. Gluzman served as a vice president of OAO LUKOIL and President of Lukoil Americas Holding. Prior to joining Lukoil in 1997, he worked as a chemical engineer for Teknor Apex Corporation and at the Moscow Institute of Plastics. Mr. Gluzman holds a Master’s degree in chemical technologies from the Moscow Institute of Chemical Technologies.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information under Item 1.01 of this report and in the Prior Filing is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.
On May 20, 2013, the Company issued a press release announcing the closing of Series A Purchase Agreement. A copy of that press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are furnished as part of this report:
Exhibit

99.1	Press Release of Magellan Petroleum Corporation dated May 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

May 20, 2013

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